Exhibit 99.1
August 12, 2010 08:15 AM Eastern Daylight Time
Steadfast Income REIT Acquires First Property and Declares Initial Distribution
IRVINE, Calif. — (BUSINESS WIRE) — Steadfast Income REIT, Inc. announced today the acquisition of its first multifamily property, Lincoln Tower, a 190-unit apartment complex located in downtown Springfield, Ill. In connection with the property acquisition, the board of directors has authorized an initial distribution equal to an annualized distribution rate of 7.0 percent on the public offering price of $10.00 per share.
“We are pleased to reach these two important milestones in our newly formed REIT,” said Rodney F. Emery, CEO and president of Steadfast Income REIT. “We believe this lays the foundation to enhance our shareholders’ investment experience as we continue to pursue additional opportunities that meet our investment criteria and strategy.”
Distributions will accrue daily beginning on Aug. 12, 2010 and will be paid monthly in arrears to stockholders on or about the 15th of each month, commencing in September 2010. Distributions will be calculated based on a 365-day calendar year and investors may choose to receive a cash distribution or purchase additional shares through the available distribution reinvestment program.
Lincoln Tower was built in 1968 and is located at 520 South 2nd Street, directly across the street from the Illinois Capitol. The 17-story building offers one-, two- and three-bedroom apartments ranging from 750 square feet to 1,560 square feet, as well as exclusive underground parking facilities. All units feature a large master bedroom, fully equipped kitchen and a balcony overlooking the city. Community amenities include a doorman, fitness center, club room, laundry facilities and extra storage space.
Additionally, the property boasts approximately 8,500 square feet of commercial office space, which is currently 95 percent occupied. Residents are minutes away from the Capitol Complex, a new medical district that includes two major hospitals, banking facilities, retail shops, fine dining and historic downtown Springfield.
“Lincoln Tower exemplifies the REIT’s objective of investing in class B, workforce multifamily housing,” said Emery. “We feel that the favorable terms negotiated by the REIT coupled with the property’s many attributes position it to produce immediate income for our investors.”
Lincoln Tower was acquired from Lincoln Tower, Inc., an unaffiliated third party. Steadfast Income REIT financed the acquisition with cash proceeds received through both its private and public offerings and financing provided by the seller.
About Steadfast Income REIT
Steadfast Income REIT intends to qualify as a real estate investment trust and use the proceeds of its $1.65 billion offering to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stabilized, income-producing and value-added properties.
Steadfast Income REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico. Steadfast Capital Markets Group, the securities and financial services division of Steadfast Companies, is the dealer manager and will distribute the product through retail broker-dealers and investment advisors.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of equity of Steadfast Income REIT, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER OR SALE OF SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. AN OFFER OF SECURITIES IS MADE ONLY BY A PROSPECTUS. FOR A COPY OF THE PROSPECTUS, PLEASE CONTACT YOUR INVESTMENT PROFESSIONAL OR STEADFAST CAPITAL MARKETS GROUP AT 877.525.SCMG (7264).
Contacts:
Steadfast Capital Markets Group
Jennifer Schmidt
949.333.1721
jschmidt@steadfastcmg.com